SF Partnership, LLP

                                                           Chartered Accountants




August 9, 2004




Private and Confidential

To the Board of Directors of Lyndoch Estate Wines Inc.
Suite 425, 5 Lime Street, King Street Wharf
Sydney, New South Wales
Australia

Gentlemen:

Re:  Consent of Independent Public Accountants
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We  consent  to  the  incorporation  by  reference  in  the  prospectus  of  the
Registration Statement on Form SB-2 being filed by Lyndoch Estate Wines Inc., (the "Company") of our report, dated July 20, 2004, for the fiscal year ended December 31, 2003 and 2002 on our audit of the financial statements of Lans Fidelity Corporation.

Your very truly,



/s/ SF Partnership, LLP
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SF Partnership, LLP
Chartered Accountants